UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2016

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2016, Brian Atwood notified Five Prime Therapeutics, Inc. (“FivePrime”) of his decision to resign from the Board of Directors of FivePrime (the “Board”) effective March 11, 2016. Mr. Atwood’s resignation from the Board is not due to any disagreement with FivePrime on any matter relating to FivePrime’s operations, policies or practices.

On March 15, 2016, the Board appointed (i) Lewis T. Williams, FivePrime’s President and Chief Executive Officer, to the position of Chairman of the Board; and (ii) Mark McDade, a member of the Board, to the position of Lead Independent Director. In connection with the appointment of Mr. McDade to the position of Lead Independent Director, on March 15, 2016, the Board granted to Mr. McDade a one-time award of an option to purchase 10,000 shares of common stock of FivePrime, which option will vest in equal annual installments over a three-year period, subject to Mr. McDade’s continued service as a member of the Board through each vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Executive Vice President, General Counsel & Secretary

Dated: March 16, 2016

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